UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - NOVEMBER 19, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ 07902-0080
(Address of principal executive offices)

(908) 273-4442
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.    Transition of Directors.

On November 19, 2008, Ms. Anne-Marie Pérus and Mr. Philippe Aubay transitioned their services to the Business Control Committee of 4C Controls Inc. (the “Company”) and to the board of directors of two Company subsidiaries. The Company's new Business Control Committee will oversee Company management, strategy and controls. Mr. Peter Panayotou, Vice-President of Business Strategy, will serve as Chairman of the Business Control Committee. Ms. Pérus will also serve on the board of directors of the Company’s subsidiary 4C Advanced Security Surveillance & Technologies S.A. and Mr. Aubay will also serve on the board of directors of the Company’s subsidiary 4C Satellite Images & Technologies S.A. Ms. Pérus and Mr. Aubay will render their respective services to the Company solely in their new positions and they have relinquished their membership on the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: November 25, 2008